UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52228	33-0344842
(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2011, Dr. Ernst-Guenter Afting, Dr. Antonius Schuh and Mr. Stephen Zaniboni resigned from their positions as directors of Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), effective immediately, following the adoption of a resolution by a majority of the non-executive members of the Board of Directors of the Company (the “Board”) to seek the resignation of Dr. Schuh as the Chief Executive Officer of the Company and to terminate Dr. Schuh’s employment with the Company if he did not offer his resignation. Dr. Afting also resigned from his position as a member of the Audit Committee of the Board, Mr. Zaniboni also resigned from his position as a member of the Audit and Compensation Committees of the Board and Dr. Schuh also resigned from his position as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 7, 2011	By:	/s/ Richard G. Vincent
	Name:	Richard G. Vincent
	Title:	Chief Financial Officer